                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our Firm under the captions "Prospectus Summary -- Summary Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our report on the consolidated financial statements of PubliCARD, Inc. dated March 26, 1999, included in Post-Effective Amendment No. 1 to the Form S-1 Registration Statement on Form S-3 and the related Prospectus of PubliCARD, Inc. dated August 16, 1999.


                                       /s/ ARTHUR ANDERSEN LLP


Stamford, Connecticut
August 16, 1999